UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2012

DUSA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-31533	22-3103129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25 Upton Drive

Wilmington, Massachusetts 01887

(Address of principal executive offices, including ZIP code)

(978) 657-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

DUSA Pharmaceuticals, Inc.® (NASDAQ GM: DUSA), a dermatology company developing and marketing Levulan® Photodynamic Therapy (PDT), today announced results of an investigational study designed to examine and compare the safety and efficacy of broad area application of the Levulan® Kerastick® with or without occlusive dressing (where the treatment area is covered or wrapped) in conjunction with the BLU-U® for the treatment of minimally to moderately thick actinic keratoses (AKs) on the upper extremities. The study showed a statistically significant lesion reduction and complete clearance of actinic keratoses of the extremities (hands and arms) when compared to treatment with vehicle. The use of occlusion resulted in a statistically significant improvement in lesion clearance rates compared to treatment without occlusion. The study utilized the Levulan® Kerastick® (aminolevulinic acid HCl) for Topical Solution, 20% with the BLU-U® Blue Light Photodynamic Therapy Illuminator which is FDA approved for the treatment of minimally to moderately thick actinic keratoses (AKs) of the face or scalp.

Except for historical information, this report contains certain forward-looking statements that represent our current expectations and beliefs concerning future events, and involve certain known and unknown risk and uncertainties. These forward-looking statements relate to efficacy results of the trial, the timing of completion of the BASDI study, and our future decisions regarding development of the Levulan® platform. These forward-looking statements are further qualified by important factors that could cause actual results to differ materially from future results, performance or achievements expressed or implied by those in the forward-looking statements made in this release. These factors include, without limitation, marketing of competitive products, actions by health regulatory authorities, clinical trial risks, expenses and results, changing economic conditions, the status of our patent portfolio, reliance on third parties, and other risks and uncertainties identified in DUSA’s Form 10-K for the year ended December 31, 2011.

Item 9.01.	Financial Statement and Exhibits.

Item No.	Description

99.1	Press Release, dated September 13, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSA PHARMACEUTICALS, INC.

Dated: September 13, 2012	By:	/s/ Robert F. Doman
Robert F. Doman, President and Chief Executive Officer

EXHIBIT INDEX

Item No.	Description

99.1	Press Release, dated September 13, 2012